Exhibit 10.2

CONSULTING AGREEMENT AND ADVISORY AGREEMENT

This Consulting Agreement (the “Agreement”) is made as of December 5, 2024, between Spartan Capital Securities, LLC (the “Consultant” or “Advisor”), and Lipella Pharmaceuticals Inc. (the “Company”). The Company and the Consultant are collectively herein referred to as the “Parties.”

WITNESSETH

WHEREAS, the Consultant is a broker-dealer, licensed by and in good standing with the Financial Industry Regulatory Authority, Inc.;

WHEREAS, the Consultant is desirous of providing the Company with certain advisory services on a non-exclusive basis on the terms and conditions hereinafter set forth; and

WHEREAS, the Consultant has been engaged to serve as placement agent with respect to a private placement (the “Private Placement”) of up to $6,000,000 of shares of Series B non-voting convertible preferred stock of the Company, par value $0.0001 per share (the “Shares”), pursuant to a placement agent agreement, by and between the Company and the Consultant, of even date herewith (the “Placement Agent Agreement”).

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the Parties agree as follows:

1.           Term. With the exception of the confidentiality terms and obligations, this Agreement shall be effective as of the initial closing date (the “Effective Date”) of the sale of up to $6,000,000 of Shares in the Private Placement (subject to an over-allotment option of up to $1,200,000 of additional Shares) and shall continue in effect for eighteen (18) months thereafter.

2.            Services.

2.1          Services. During the term of this Agreement, the Consultant shall provide, as the Company shall reasonably request, consulting services related to general corporate matters, including, but not limited to (i) capital raising; (ii) advice and input with respect to raising capital; (iii) developing corporate structure and finance strategies in connection with equity financings; (iv) assisting management with enhancing corporate and shareholder value, and (v) introducing the Company to potential investors (collectively, the “Advisory Services”). For the avoidance of doubt, Consultant’s services pursuant to this Agreement shall be non-excusive and solely advisory in nature, and Consultant shall not have any authority to bind the Company, or any of the Company’s subsidiaries or affiliates, by contract or otherwise.

3.	Compensation.

3.1          Cash Fee. The Company shall pay a cash fee of $300,000, which amount shall be paid out of the escrow account established in connection with the Private Placement. Such cash fee shall be paid on a pro rata basis according to the amount of gross proceeds received. Such cash fee shall be paid on a pro rata basis, based on an aggregate of $6,000,000 of shares in the Private Placement, according to the amount of proceeds payable at each closing of the Private Placement from the escrow account established and maintained in connection with the Private Placement.

All fees in connection with section 3.1 – 3.5 are non-refundable.

3.2          Stock Compensation. The Company shall issue the Consultant an aggregate of 700,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), which will be issued on a pro rata basis at each closing of the Private Placement and shall be determined by the amount of proceeds received by the Company upon each such closing (for example, if an aggregate of $5,000,000 of Shares are sold in the Private Placement, then the Company shall issue an aggregate of 583,334 shares of Common Stock instead of an aggregate of 700,000 shares of Common Stock) (such shares of Common Stock, the “Consultant Shares”). The Consultant Shares shall be issued to Consultant, or its designee, within five (5) business days after the date of each such closing of the Private Placement and shall be fully paid and non-assessable and deemed fully earned. The Consultant Shares will be “restricted securities” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”). The Consultant Shares will be included in the Registration Statement (as defined in the Placement Agent Agreement) and shall be subject to the voting agreement to be entered into in connection with the Private Placement, pursuant to which the Consultant will assign certain rights to the Consultant Shares to the Company and/or its management (the “Voting Agreement”). The Consultant Shares will be exempt from registration under the Securities Act in reliance on Rule 506(b) of the Securities Act, and upon issuance, will be acquired by the Consultant solely for its account for investment and not with a view to, or for resale in connection with, any distribution. The Consultant does not intend to dispose of all or any part of the Consultant Shares except in compliance with the provisions of the Securities Act and applicable state securities laws and understands that the Consultant Shares will be issued pursuant to Rule 506(b) of the Securities Act, which exemption depends, among other things, upon the compliance with the applicable provisions of the Securities Act.

3.3          Advisory Cash Compensation (Mirror Offering). The Company shall pay to the Consultant a cash fee of $200,000 upon the completion of the subsequent offering of its Shares pursuant to Section 6(a)(iii) of the Placement Agent Agreement (the “Mirror Offering”). Such cash fee shall be paid on a pro rata basis according to the amount of proceeds payable at each closing of such Mirror Offering in the event there is more than one closing of such Mirror Offering.

3.4          Advisory Stock Compensation (Mirror Offering). The Company shall issue the Advisor an aggregate of 350,000 shares of Common Stock, which will be issued on a pro rata basis at each closing of the Mirror Offering and shall be determined by the amount of proceeds received by the Company upon each such closing (for example, if an aggregate of $4,000,000 of Shares are sold in the Mirror Offering, then the Company shall issue the Consultant 233,334 shares of Common Stock instead of 350,000 shares of Common Stock (such shares of Common Stock, the “Advisory Shares”). The Advisory Shares shall be issued to the Consultant, or its designee, within five (5) business days after the date of each such closing of the Mirror Offering and shall be fully paid and non-assessable and deemed fully earned. The Advisory Shares will be “restricted securities” as that term is defined in the Securities Act. The Advisory Shares will be included in the Registration Statement and shall be subject to the Voting Agreement. The Advisory Shares will be exempt from registration under the Securities Act in reliance on Rule 506(b) of the Securities Act, upon issuance, will be acquired by the Advisor solely for its account for investment and not with a view to, or for resale in connection with, any distribution. The Advisor does not intend to dispose of all or any part of the Advisory Shares except in compliance with the provisions of the Securities Act and applicable state securities laws and understands that the Advisory Shares will be issued pursuant to Rule 506(b) of the Securities Act, which exemption depends, among other things, upon the compliance with the applicable provisions of the Securities Act.

3.5          Out-of-pocket expenses. Following the Effective Date, the Consultant shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with the Consultant’s performance of Advisory Services. All such expenses must be approved in advance and in writing by the Company prior to the Consultant incurring such expenses.

4.            Confidential Information. The Consultant acknowledges and agrees that it will have access to, or become acquainted with, Confidential Information of the Company in the performance of its duties and obligations hereunder. For purposes of this Agreement, “Confidential Information” shall mean all confidential, proprietary, or trade secret information, property, or material of the Company and any derivatives, portions, or copies thereof, including, without limitation, information resulting from or in any way related to (i) the business practices, plans, intellectual property, proprietary information, formulae, methods, practices, designs, know how, processes and procedures, software, test results, financial information, sales, customers, employees, suppliers, contracts, agreements or relationships of the Company; and (ii) any other information or material that the Company designates as Confidential Information. The Consultant shall keep all Confidential Information in strict confidence and shall not, at any time during or for five (5) years after the expiration or earlier termination of this Agreement, without the Company’s prior written consent, disclose, publish, disseminate or otherwise make available, directly or indirectly, any item of Confidential Information to anyone. The Consultant shall use the Confidential Information only in connection with the performance of the Advisory Services and for no other purpose. Notwithstanding the obligations set forth above, the Consultant may disclose Confidential Information to any of its employees, consultants or subcontractors who need to receive the Confidential Information in connection with the provision of the Advisory Services, provided that the Consultant shall ensure that, prior to disclosing the Confidential Information, each subcontractor, consultant or employee to whom the Confidential Information is to be disclosed is made aware of the obligations contained in this Agreement and agrees to undertake, in a manner legally enforceable by the Company, to adhere to such terms of this Agreement as if it were a party to it. The Consultant recognizes that its threatened breach or breach of this Section 4 will cause irreparable harm to the Company that is inadequately compensable in damages and that, in addition to other remedies that may be available at law or equity, the Company is entitled to injunctive relief for such a threatened or actual breach of this Section 4. Notwithstanding the above, the Consultant shall not have any obligations of confidentiality with respect to any portion of Confidential Information which (i) was previously known to the Consultant prior to receipt from the disclosing party, (ii) is now public knowledge, or becomes public knowledge in the future, other than through acts or omissions of the Consultant in violation of this Section 4, or (iii) is lawfully obtained by the Consultant from sources independent of the disclosing party who have a lawful right to disclose such Confidential Information. The Consultant may disclose Confidential Information to the extent such disclosure is reasonably necessary in complying with applicable governmental laws, rules or regulations or court orders.

5.           Publicity. The Consultant shall not refer to the existence of this Agreement in any press release, advertising or other public statement, written or oral, without the prior written consent of the Company, except as required by applicable law or regulation.

6.           Ownership. The Company shall have complete and exclusive ownership of all work products, as well as all materials (and all intellectual property rights in and to all of the foregoing) (collectively, “Work Product”), produced by Consultant under this Agreement. In furtherance of the foregoing, the Consultant hereby irrevocably assigns to the Company all right, title and interest in and to such Work Product. The Consultant agrees to execute all documents deemed reasonably necessary by the Company to evidence or perfect the foregoing assignment.

7.           Patent Rights. No right or license, either expressed or implied, under any licensing agreement, patent or proprietary right of the Company is granted hereunder. Any information or technology, including but not limited to data, products, processes, formulations, machinery and apparatus, and uses thereof, which Consultant may develop, improve, discover or invent as a result of the Services (the “Technology”) shall be considered to be Work Product and shall become the property of the Company. The Consultant shall immediately disclose any Technology to the Company. The Consultant shall also execute any other documents reasonably requested by the Company related to the Technology and the Work Product, including documents necessary for patent or regulatory filings and cooperate with the Company after the filing of patent or regulatory documents for as long as necessary to vest the rights to the Technology in the Company, including execution of necessary documents in subsequent continuation, continuation-in-part, divisional, international, and foreign patent applications.

8.           Return of Materials. Upon the expiration or termination of this Agreement, whichever occurs first, the Consultant shall transfer to the Company all Work Product, Technology, work in progress, property, Confidential Information and all other materials in the Consultant’s possession or control that are the property of the Company.

9.           Indemnification. Each Party shall defend, indemnify and hold the other Party harmless in accordance with the indemnification and other provisions set forth in Exhibit A hereto, which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

10.          Independent Contractor. The Consultant shall perform all of Consultant’s obligations under this Agreement as an independent contractor and not as an agent, employee or representative of the Company. The Consultant shall not participate in any insurance programs or benefits including, but not limited to, workers’ compensation insurance, disability insurance or any other employee benefits available to the Company’s employees, nor will the Company or any of its affiliates make any deductions for taxes from Consultant’s compensation under this Agreement, and any such taxes shall be Consultant’s sole responsibility. As an independent contractor, the mode, manner, method and means used by Consultant in the performance of its services hereunder shall be of Consultant’s selection and under the sole control and direction of Consultant. Consultant shall be responsible for all risks incurred in the operation of Consultant’s business and shall enjoy all the benefits thereof.

11.          Assignment. This Agreement is not assignable by the Consultant without the prior written consent of the Company.

12.          Notices. Any notice consent, authorization of other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by fax or by e-mail, three trading days after being mailed by first class mail, or one trading day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, as the following address or fax number (or such other address, e-mail or fax number as shall hereafter be specified by such party by like notice):

a.	If to the Company, to:	b.	If to the Consultant, to:
	Lipella Pharmaceuticals Inc.		Spartan Capital Securities, LLC
	7800 Susquehanna St., Suite 505		45 Broadway
	Pittsburgh, Pennsylvania 15208		New York, New York 10006
	Attn: Jonathan Kaufman		Attn: Kim Monchik
	Telephone: (412) 894-1853		Telephone: (212) 293-0123
	E-mail: jonathan.kaufman@lipella.com		E-mail: kmonchik@spartancapital.com

13.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument. Facsimile and electronic signatures shall be treated as original signatures.

14.          Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, the remainder of this Agreement shall continue in full force and effect.

15.          Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

16.          Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

17.          Entire Agreement. This Agreement, the Placement Agent Agreement, the Placement Agent Warrants (as defined in the Placement Agent Agreement), the escrow agreement to be entered into with the Escrow Agent (as defined in the Placement Agent Agreement), and the Voting Agreement together set forth the entire agreement between the Parties with respect to the specific matters contained herein and therein, and this Agreement has no bearing or effect on any prior agreements entered into by the Parties. This Agreement may be modified or amended only in writing signed by the Parties. The descriptive headings of each numbered section of this Agreement are for convenience only and are not for use in the construction and/or interpretation of this Agreement.

18.          Applicable Law. This Agreement shall be deemed to have been made in the State of New York and shall be construed and governed in accordance with the laws of the State of New York without regard to the conflicts of laws rules of such jurisdiction. The Parties hereby irrevocably consent to the jurisdiction of the courts located in the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

Spartan Capital Securities, LLC		Lipella Pharmaceuticals Inc.

By:	/s/ Kim Monchik	By:	/s/ Jonathan Kaufman
	Name: Kim Monchik		Name: Jonathan Kaufman
	Title: Chief Administrative Officer		Title: Chief Executive Officer

EXHIBIT A

INDEMNIFICATION PROVISIONS

Lipella Pharmaceuticals Inc. (the “Company”) agrees to indemnify and hold harmless Spartan Capital Securities, LLC (“Consultant”) and each of the other Consultant Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, and reasonable costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and reasonable legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Consultant Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Consultant’s advisory services to the Company, including, without limitation, any act or omission by the Company in connection with its acceptance of or the performance or non-performance of its obligations under the Consulting Agreement dated as of December 5, 2024 between the Company and Consultant to which these indemnification provisions are attached and form a part (the “Agreement”), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto), or the enforcement by Consultant of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of a Consultant Indemnified Party. The Company also agrees that no Consultant Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Consultant by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Consultant Indemnified Party’s gross negligence or willful misconduct.

The Consultant agrees to indemnify and hold harmless the Company and each of the other Company Indemnified Parties (as hereinafter defined) from and against any and all Losses, directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Consultant’s advisory services to the Company, including, without limitation, any act or omission by Consultant in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement, any breach by the Consultant of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto), or the enforcement by the Company of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of a Company Indemnified Party. The Consultant also agrees that no Company Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Consultant for or in connection with the engagement of Consultant by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Company Indemnified Party’s gross negligence or willful misconduct.

These indemnification provisions shall extend to the following persons (collectively, the “Indemnified Parties”): (a) the Consultant and each of its present and former affiliated entities, partners, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them (the “Consultant Indemnified Parties”) and (b) the Company and each of its present and former affiliated entities, partners, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them (the “Company Indemnified Parties”). These indemnification provisions shall be in addition to any liability which the indemnifying party may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the indemnifying party with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder unless the indemnifying party is prejudiced by such failure. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the reasonable fees, expenses and disbursements of such counsel shall be borne by the indemnifying party. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party. The indemnifying party shall be liable for any settlement of any claim against any Indemnified Party made with the indemnifying party’s written consent. The indemnifying party shall not, without the prior written consent of Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties against whom it has made a claim of an unconditional release from all liability in respect of such claim, and (ii) does not contain any untrue factual or legal admission by or with respect to an Indemnified Party or an untrue adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the indemnifying party shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the indemnifying par ty, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the indemnifying party, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to indemnification or contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the indemnifying party and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Consultant pursuant to the Agreement.

Neither termination nor completion of the engagement of Consultant referred to above shall affect these indemnification provisions which shall remain operative and in full force and effect. The indemnification provisions shall be binding upon the Parties and their respective successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.